                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  FORM 8-K/A
                                Amendment No. 1

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported)    August 19, 1996
                                                  ----------------------------

                          FIRST USA PAYMENTECH, INC.
    ----------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                  1-142244                75-2634185
      --------------               --------              ---------------
(State or other jurisdiction      (Commission            (IRS Employer
     of incorporation)            File Number)          Identification No.)


               1601 Elm Street, Suite 4700, Dallas, Texas  75201
            -------------------------------------------------------
          (Address of principal executive offices)        (Zip Code)


     Registrant's telephone number, including area code       214-849-2000
                                                        ---------------------

     Reference is made to the Current Report on Form 8-K (the "Form 8-K") filed by First USA Paymentech, Inc. on September 3, 1996. The Form 8-K is hereby amended to read in its entirety as follows:

Item 2.  Acquisition or Disposition of Assets.

     On July 19, 1996, First USA Management Resources, Inc. ("Management Resources"), a Delaware corporation and a wholly-owned subsidiary of First USA Paymentech, Inc. (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Management Resources, First USA, Inc., a Delaware corporation, First USA Opportunity III, Inc., a Delaware corporation and a wholly-owned subsidiary of Management Resources (the "Merger Sub"), GENSAR Holdings, Inc., a Delaware corporation ("GENSAR"), Golder Thoma Cressey Fund III Limited Partnership ("Golder Thoma") and the other stockholders of GENSAR (together with Golder Thoma, the "Sellers"). Pursuant to the Merger Agreement, Merger Sub would merge with and into GENSAR (the "Merger") and each share of GENSAR Common Stock issued and outstanding immediately prior to the Merger would be converted into the right to receive (i) an amount in cash per share equal to (A) $100,000,000 minus certain deductions divided by (B) the
                                -----                    ----------
number of shares of GENSAR Common Stock outstanding immediately prior to the Merger together with (ii) a promissory note in the original principal amount equal to (A) $100,000,000 divided by (B) the number of shares of GENSAR Common
                          ----------
Stock outstanding immediately prior to the Merger. The aggregate consideration paid in the transaction by Management Resources to the Sellers was approximately $169,000,000. The acquisition consideration for the transaction was determined by negotiations between the parties to the Merger Agreement.

     The Merger Agreement was consummated on August 19, 1996.

     As a result of the Merger, GENSAR became a wholly-owned subsidiary of Management Resources. The assets of GENSAR and its subsidiaries include all the assets and properties, real and personal, tangible and intangible, used by GENSAR and its subsidiaries in the operation of its business as a third-party processor of "point-of-sale" electronic funds transfers, credit card authorizations, and retail data collections for financial institutions and retail establishments. Management Resources intends to continue such use of those assets.

     To the best knowledge of the Company, there is no material relationship between GENSAR and the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer.

     The primary sources of funds used in the transaction were funds from the Company's initial public offering, a loan from First USA Financial, Inc. and non-interest bearing notes payable to the previous shareholders of GENSAR due on October 18, 1996.

Item 7.  Financial Statements and Exhibits.

     (a)       Financial Statements of business acquired in the Transaction.(*)

               (i)            Consolidated Balance Sheet.
               (ii)           Consolidated Statement of Income.
               (iii)          Consolidated Statement of Cash Flows.

     (b)       Pro forma Financial Information for the Transaction.(*)

               (i)            Pro forma Condensed Balance Sheet.
               (ii)           Pro forma Condensed Consolidated Statement of
                              Income.

     (c)       Exhibits.

               The following is a list of exhibits filed as part of this Current Report on Form 8-K:

          Exhibit No.                    Description
          -----------                    -----------

               2.1 Agreement and Plan of Merger dated July 19, 1996 by and among the Company, First USA, Inc., First USA Management Resource, Inc., First USA Opportunity III, Inc., GENSAR Holdings Inc., Golder Thoma Cressey Fund III Limited Partnership and the other stockholders of GENSAR Holdings Inc.
                              (1)
               4.             None.
               23.1           Consent of Deloitte & Touche LLP.(*)


--------------------------

     *    Filed herewith.
     (1)  Previously filed.

[DELOITTE & TOUCHE LLP LOGO APPEARS HERE]


--------------------------------------------------------------------------------

                     GENSAR HOLDINGS INC. AND SUBSIDIARIES

                     Consolidated Financial Statements for the
                     Years Ended December 31, 1995, 1994 and 1993 and Independent Auditors' Report

--------------------------------------------------------------------------------


---------------
Deloitte Touche
Tohmatsu
International
---------------

            [DELOITTE & TOUCHE LLP LOGO & LETTERHEAD APPEARS HERE]




INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of GENSAR Holdings Inc.
Philadelphia, Pennsylvania

We have audited the accompanying consolidated balance sheets of GENSAR Holdings Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

June 13, 1996


---------------
Deloitte Touche
Tohmatsu
International
---------------

GENSAR Holdings Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1995 AND 1994
------------------------------------------------------------------------------------------------------------------------------------

ASSETS                                                                                                 1995              1994
CURRENT ASSETS:
  Cash and cash equivalents ($1,990,181 restricted for 1995)                                       $ 3,324,151       $   770,141
  Merchant accounts receivable, Net of allowance for doubtful accounts
     of $266,666 for 1995                                                                            6,659,245              -
  Trade accounts receivable, Net of allowance for doubtful accounts of $107,675
    and $112,695 for 1995 and 1994, respectively                                                     1,818,012         1,565,290
  Inventory                                                                                            161,627            89,436
  Prepaid expenses and other current assets                                                            181,274            98,625
  Deferred tax asset                                                                                      -               83,746
                                                                                                   -----------       -----------
           Total current assets                                                                     12,144,309         2,607,238

MARKETABLE EQUITY SECURITIES                                                                            10,744            10,744

FURNITURE AND EQUIPMENT, Net                                                                         1,551,842         1,429,513

MERCHANT CONTRACTS AND NONCOMPETE AGREEMENTS, Net of accumulated amortization of
  $135,260                                                                                           2,869,539              -

EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED, Net of accumulated amortization
  of $2,663,328 and $1,699,184 for 1995 and 1994, respectively                                      19,426,338        14,040,839

OTHER ASSETS, Net                                                                                      305,799           404,467
                                                                                                   -----------       -----------

TOTAL                                                                                              $36,308,571       $18,492,801
                                                                                                   ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                                            $ 3,138,511       $ 2,395,025
  Merchant reserves                                                                                  7,969,643              -
  Deferred compensation payable to related party                                                       323,971           217,500
  Demand notes                                                                                      19,350,000        14,350,000
  Capital lease obligations, current portion                                                           273,352           131,534
  Due to Principal Shareholder                                                                         258,333              -
  Long-term debt, current portion                                                                    2,432,292              -
                                                                                                   -----------       -----------
           Total current liabilities                                                                33,746,102        17,094,059
                                                                                                   -----------       -----------
LONG-TERM DEBT                                                                                       2,373,820              -
DEFERRED RENT                                                                                            3,275            16,743
DEFERRED TAX LIABILITY                                                                                     -              83,746
CAPITAL LEASE OBLIGATIONS                                                                              554,429           751,061
                                                                                                   -----------       -----------
           Total liabilities                                                                        36,677,626        17,945,609
                                                                                                   -----------       -----------
COMMITMENTS

SHAREHOLDERS' EQUITY (DEFICIENCY):
  Redeemable preferred stock, $.01 par value - authorized, 40,000 shares;
  issued and outstanding, 4,500 shares (liquidation preference of $4,500,000)                        1,289,017           848,160
  Common stock $.01 par value - authorized, 800,000 shares;
    issued and outstanding 524,283 and 479,219 shares in 1995 and 1994, respectively                     5,243             4,792
  Additional paid-in capital                                                                         8,448,570         8,439,238
  Notes receivable from shareholders                                                                  (940,653)         (612,222)
  Accumulated deficit                                                                               (9,171,232)       (8,132,776)
                                                                                                   -----------       -----------
           Total shareholders' equity (deficiency)                                                    (369,055)          547,192
                                                                                                   -----------       -----------

TOTAL                                                                                              $36,308,571       $18,492,801
                                                                                                   ===========       ===========

See notes to consolidated financial statements.

GENSAR Holdings Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

                                                                               1995             1994             1993
REVENUES:
  Transaction fees                                                      $   13,901,098   $   12,587,613   $   10,948,001
  Processing fees                                                            8,900,034            --               --
  Customer service                                                             902,098          815,512          638,058
  Terminal programming and equipment sales                                     662,842          247,511          332,575
  Other operating revenue                                                      579,087          822,750          456,632
  Interest income                                                              196,787           76,588           79,603
                                                                        --------------   --------------   --------------

           Total revenues                                                   25,141,946       14,549,974       12,454,869
                                                                        --------------   --------------   --------------

EXPENSES:
  Salaries, benefits and payroll taxes                                       6,427,015        4,991,304        4,799,708
  Processing expenses                                                        5,610,553            --               --
  Transaction expenses                                                       5,377,412        4,856,446        4,982,932
  General and administrative                                                 2,821,587        1,707,465        1,490,434
  Depreciation and amortization - furniture and equipment,
    computer software licenses and organization costs                          856,582          640,196          855,016
  Office rent                                                                  496,107          408,982          436,457
  Commissions and residuals                                                    405,917            --               --
  Cost of sales                                                                281,709            --               --
  Equipment maintenance and rentals                                            272,114          514,814          739,966
  Application software                                                         267,490          227,581          275,804
  Provision for doubtful accounts                                              203,647           48,801           (8,126)
                                                                        --------------   --------------   --------------

                                                                            23,020,133       13,395,589       13,572,191
                                                                        --------------   --------------   --------------

INCOME (LOSS) BEFORE AMORTIZATION OF
   INTANGIBLES AND INTEREST                                                  2,121,813        1,154,385       (1,117,322)

  Amortization - merchant contracts and noncompete agreements, excess of purchase price over net assets acquired and purchased
    software                                                                 1,117,559        2,240,798        2,531,187
  Interest and other debt costs                                              1,784,377        1,080,310          965,396
  Debt fee to principal shareholder                                            258,333            --               --
  Income tax benefit                                                             --               --             (55,241)
                                                                        --------------   --------------   --------------

NET LOSS                                                                $    1,038,456   $    2,166,723   $    4,558,664
                                                                        ==============   ==============   ==============

GENSAR Holdings Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------



                                                                                                Additional
                                          Preferred Stock              Common Stock               Paid-In
                                       Shares       Amount          Shares        Amount          Capital

BALANCE,
 DECEMBER 31, 1992                      4,500    $     44,425       409,376    $    4,093     $   8,545,242

Issuance of common stock                                             73,751           738           736,772
Redemption of common stock                                           (2,970)          (30)          (29,670)
Interest income accrued
Undeclared preferred stock
 preferential dividends                               396,452                                      (396,452)
Net loss
                                    ---------    ------------    ----------    ----------     -------------

BALANCE,
 DECEMBER 31, 1993                      4,500         440,877       480,157         4,801         8,855,892

Issuance of common stock                                              1,875            19            18,731
Redemption of common stock                                           (2,813)          (28)          (28,102)
Interest income accrued
Undeclared preferred stock
 preferential dividends                               407,283                                      (407,283)
Net loss
                                    ---------    ------------    ----------    ----------     -------------

BALANCE,
 DECEMBER 31, 1994                      4,500         848,160       479,219         4,792         8,439,238

Issuance of common stock                                             45,064           451           450,189
Repayments
Interest income accrued
Undeclared preferred stock
 preferential dividend                                440,857                                      (440,857)
Net loss
                                    ---------    ------------    ----------    ----------     -------------

BALANCE,
 DECEMBER 31, 1995                      4,500    $  1,289,017       524,283    $    5,243     $   8,448,570
                                    =========    ============    ==========    ==========     =============

                                        Notes
                                      Receivable
                                         From             Accumulated
                                     Shareholders           Deficit             Total

BALANCE,
 DECEMBER 31, 1992                  $    (90,883)     $    (1,407,389)    $    7,095,488

Issuance of common stock                (462,050)                                275,460
Redemption of common stock                24,510                                  (5,190)
Interest income accrued                  (44,477)                                (44,477)
Undeclared preferred stock
 preferential dividends
Net loss                                                   (4,558,664)        (4,558,664)
                                    ------------      ---------------     --------------

BALANCE,
 DECEMBER 31, 1993                      (572,900)          (5,966,053)         2,762,617

Issuance of common stock                 (12,250)                                  6,500
Redemption of common stock                18,350                                  (9,780)
Interest income accrued                  (45,422)                                (45,422)
Undeclared preferred stock
 preferential dividends
Net loss                                                   (2,166,723)        (2,166,723)
                                    ------------      ---------------     --------------

BALANCE,
 DECEMBER 31, 1994                      (612,222)          (8,132,776)           547,192

Issuance of common stock                (331,608)                                119,032
Repayments                                59,000                                  59,000
Interest income accrued                  (55,823)                                (55,823)
Undeclared preferred stock
 preferential dividends
Net loss                                                   (1,038,456)        (1,038,456)
                                    ------------      ---------------     --------------

BALANCE,
 DECEMBER 31, 1995                  $   (940,653)     $    (9,171,232)    $     (369,055)
                                    ============      ===============     ==============

See notes to consolidated financial statements.

GENSAR Holdings Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

                                                                                        1995            1994            1993
OPERATING ACTIVITIES:
 Net loss                                                                           $ (1,038,456)   $ (2,166,723)   $ (4,558,664)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization                                                        1,974,141       2,880,994       3,386,203
  Provision for doubtful accounts                                                        203,647          48,801          (8,126)
  Gain on sale of equipment                                                                 -            (18,522)           -
  Changes in assets and liabilities which provided (used) cash net of effects from purchase of FirstNet assets and liabilities:
   Merchant accounts receivable                                                       (7,000,911)           -               -
   Trade accounts receivable                                                            (208,029)         (8,587)       (103,155)
   Amount due from former shareholder                                                       -               -          1,550,000
   Inventory                                                                              56,816          97,814        (117,058)
   Prepaid expenses and other current assets                                             (36,133)        (55,373)         59,727
   Deferred tax asset                                                                     83,746         (35,094)          2,623
   Other assets                                                                         (124,600)         15,501        (108,603)
   Accounts payable and accrued expenses                                                 366,026         105,504         280,058
   Merchant reserves                                                                   7,090,870            -               -
   Due to Principal Shareholder                                                          258,333            -               -
   Deferred tax liability                                                                (83,746)         35,094         (57,864)
   Other liabilities                                                                      93,003          83,071          75,736
   Interest receivable                                                                   (55,823)        (45,422)           -
                                                                                    ------------    ------------    ------------

       Net cash provided by (used in) operating activities                             1,578,884         937,058         400,877
                                                                                    ------------    ------------    ------------
INVESTING ACTIVITIES:
 Capital expenditures                                                                   (128,737)       (112,578)       (223,504)
 Proceeds from sale of capital equipment                                                 118,630         100,300            -
 FirstNet Corp Acquisition:
  Merchant contracts                                                                  (3,004,799)           -               -
  Goodwill                                                                            (6,349,643)           -               -
  Purchase of FirstNet assets, net of cash acquired                                      819,945            -               -
                                                                                    ------------    ------------    ------------

       Net cash used in investing activities                                          (8,544,604)        (12,278)       (223,504)
                                                                                    ------------    ------------    ------------
FINANCING ACTIVITIES:
 Net proceeds from issuance of common stock                                              118,630          18,750         737,510
 Redemption of common stock                                                                 -            (28,130)        (29,700)
 Repayments of notes receivable due from shareholders                                     59,000          18,350          24,510
 Borrowings under demand notes                                                         5,000,000            -               -
 Repayments of amounts outstanding under demand note                                        -               -         (1,000,000)
 Borrowings under loan                                                                 4,924,340            -            153,000
 Issuance of notes receivable due from shareholders                                     (331,608)        (12,250)       (506,527)
 Repayment of long-term debt                                                            (118,228)       (267,472)        (89,083)
 Repayment of capital lease obligations                                                 (132,404)       (258,355)       (332,071)
                                                                                    ------------    ------------    ------------

       Net cash provided by (used in) financing activities                             9,519,730        (529,107)     (1,042,361)
                                                                                    ------------    ------------    ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                              2,554,010         395,673        (864,988)

CASH AND CASH EQUIVALENTS, BEGINNING                                                     770,141         374,468       1,239,456
                                                                                    ------------    ------------    ------------

CASH AND CASH EQUIVALENTS, ENDING                                                   $  3,324,151    $    770,141    $    374,468
                                                                                    ============    ============    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -
 Cash paid during the period for interest                                           $  2,038,275    $  1,029,223    $    976,159
                                                                                    ============    ============    ============

GENSAR Merchant Processing acquired $1,556,233 of assets, primarily cash and receivables, and liabilities of $1,256,233, primarily accounts payable and accrued liabilities. Net cash acquired was $1,119,945.

See notes to consolidated financial statements.

GENSAR HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995, 1994 and 1993
--------------------------------------------------------------------------------

1.   ORGANIZATION AND BUSINESS

     GENSAR Holdings Inc. ("GENSAR Holdings"), a Delaware corporation, was formed in 1992 to build, through acquisition and internal development, a nationwide electronic banking network. GENSAR Holding's principal shareholder is the investment banking firm of Golder, Thoma, Cressey & Rauner (herein "Principal Shareholder") which owns 100% of the outstanding preferred stock and 81% of the outstanding common stock of GENSAR Holdings.

     On October 26, 1992, GENSAR Holdings acquired 100% of the capital stock of a corporation now doing business as GENSAR Technologies Inc. ("GENSAR Technologies"), a Delaware corporation. GENSAR Technologies is a third-party processor of "point of sale" electronic funds transfers, credit card authorizations, and retail data collections for financial institutions and retail establishments.

     Effective July 1, 1995, GENSAR Holdings acquired certain assets and liabilities of FirstNet Corporation. These assets and liabilities were recorded in GENSAR Merchant Processing, Inc. ("GENSAR Merchant Processing"), which is a newly formed and wholly owned subsidiary of GENSAR Holdings. GENSAR Merchant Processing, a Delaware corporation, is a Texas-based processing provider of bankcard services for merchants in various retail and service industries. GENSAR Merchant Processing currently processes VISA, Mastercard and various other bankcard transactions. The cost of this acquisition was $10,228,000 and was accounted for under the purchase method of accounting.


2.   SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation - The consolidated financial statements include the accounts of GENSAR Holdings and its wholly owned subsidiaries, GENSAR Technologies Inc. and GENSAR Merchant Processing Inc. (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated.

     Cash and Cash Equivalents - For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Merchant Accounts Receivable - Merchant accounts receivable consist primarily of merchant funds receivable through settlement from the card issuing banks.

     Trade Accounts Receivable - Trade accounts receivable consist primarily of the monthly processing fees charged to the Company's customers and other trade receivables, net of the allowance for doubtful accounts.

     Allowance for Doubtful Accounts - The allowance for doubtful accounts represents provisions for losses charged to earnings, less actual charge-offs net of recoveries. Trade and merchant accounts receivable are charged against the allowance for doubtful accounts when management believes the collectibility of the receivable is unlikely. The provision for doubtful accounts charged to earnings is the amount which is necessary to establish the allowance at a level management believes will be adequate to absorb losses on existing merchant and trade accounts receivable that become uncollectible, based on evaluation of the collectibility of the receivables and historical loss experience.

     Inventory - Inventory is stated at the lower of cost (first-in, first-out) or market and consists of point-of-sale terminals and printers, related software and supplies.

     Furniture and Equipment - Furniture and equipment are stated at cost and are depreciated over their estimated useful lives using the straight-line method, with such lives ranging from 3 to 7 years. Amortization of assets recorded under capital leases is included in depreciation expense.

     Merchant Contracts and Noncompete Agreements - The costs allocated to merchant contracts and noncompete agreements are being amortized by the straight line method over 10 years and 3 years, respectively, from the date of acquisition.

     Excess of Purchase Price Over Net Assets Acquired - The excess of purchase price over net assets acquired is being amortized by the straight-line method over 20 years for the GENSAR Technologies stock acquisition and 15 years for the GENSAR Merchant Processing asset acquisition.

     Asset Impairment - At least annually, and more often if circumstances dictate, the Company evaluates the recoverability of the net carrying value of its furniture and equipment, merchant contracts and noncompete agreements and the excess of purchase price over net assets acquired on a consolidated Company-wide basis. As part of this evaluation, the fair value of these assets is estimated based on discounted cash flows. The fair value is compared to the carrying amount in the consolidated financial statements. A deficiency in fair value relative to carrying amount is an indication of the need for a writedown due to impairment. If the total of these future undiscounted cash flows were less than the carrying amount of these assets, they would be written down to their fair value, and a loss on impairment recognized by a charge to earnings. The Company's accounting policy complies with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of."

     Merchant Reserves - Merchant reserves represent funds collected by the Company through the interchange system that are not remitted to the merchant due to an unusual characteristic of a transaction. The Company then investigates the transaction further before remitting funds to the merchant. Merchant reserves also include amounts due merchants that management has determined necessary as additional credit support for certain merchant processing volumes.

     Income Taxes - The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires an asset and liability approach for financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement carrying values and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable during the period plus or minus the change in the deferred tax assets and liabilities.

     Revenue Recognition - Service revenues are recognized as services are performed and delivered, with transaction and processing fees specifically recognized at the time the transaction or processing is completed.

     Processing Expenses - Processing expenses are comprised of the direct processing costs related to the VISA, Mastercard and various other bankcard transactions.

     Transaction Expenses - Transaction expenses are comprised of the direct transaction costs related to third-party processor point-of-sale electronic funds transfers, credit card authorizations and retail data collections.

     Software Development - All costs associated with internally developed software are expensed as incurred.

     Reclassifications - Certain amounts have been reclassified in the 1994 and 1993 financial statements to be comparable to the financial statement presentation for 1995.

3.   FURNITURE AND EQUIPMENT

     Furniture and equipment consist of the following at December 31, 1995 and 1994:




                                                        1995           1994

        Furniture and fixtures                       $  799,791     $  441,916
        Computer equipment                            1,640,990      1,364,048
        Telecommunications equipment                    216,777         69,793
                                                     ----------     ----------

                                                      2,657,558      1,875,757

        Accumulated depreciation                     (1,105,716)      (446,244)
                                                     ----------     ----------

                                                     $1,551,842     $1,429,513
                                                     ==========     ==========

4.   OTHER ASSETS

     Other assets consist of the following at December 31, 1995 and 1994:

                                                                           1995               1994
        Computer software and software licenses acquired               $  900,028         $ 770,399
        Other deposits and fees                                           112,738           117,767
        Organization costs                                                 34,840            34,840
                                                                        ---------          --------

                                                                        1,047,606           923,006

        Accumulated amortization                                         (741,807)         (518,539)
                                                                        ---------          --------
                                                                       $  305,799         $ 404,467
                                                                        =========          ========

     The Company amortizes computer software licenses acquired using the straight-line method over a period of 5 years from the date the software is available for its intended use. Organization costs are amortized over a one year period.


5.   MERCHANT CONTRACTS AND NONCOMPETE AGREEMENTS

     Merchant contracts and noncompete agreements consist of the following at December 31, 1995:

                                                                       1995
       Merchant contracts                                          $ 2,944,799
       Noncompete agreement                                             60,000
                                                                    ----------
                                                                     3,004,799

       Accumulated amortization                                       (135,260)
                                                                    ----------
       Total                                                       $ 2,869,539
                                                                    ==========

     These amounts represent costs allocated as a result of the acquisition of certain assets and liabilities of FirstNet Corporation. There were no such intangibles as of December 31, 1994.

6.   DEMAND NOTES

     The amounts outstanding under the notes are payable to a bank upon demand with interest payable monthly at the prime rate of interest, 8.5% as of both December 31, 1995 and 1994. Repayment of the notes is guaranteed by the Principal Shareholder of the Company. Should the lender demand repayment on the demand note, GENSAR Holdings would be dependent upon the Principal Shareholder to assist in satisfying this obligation and in supporting the operations of GENSAR Holdings. Management intends to ultimately refinance such obligation to a long-term obligation. However, the ability to refinance is primarily dependent upon the further growth of the Company's operations and more favorable market conditions for borrowing opportunities.

7.   LEASE OBLIGATIONS

     Capital Leases - The Company leases computer and telecommunication equipment, and furniture and fixtures under capital leases for use in its operations.

     Following is a schedule of leased assets included in furniture and equipment at December 31, 1995 and 1994:

                                                           1995           1994
        Computer equipment                             $  937,315    $  877,786
        Personal computer equipment                        79,865        79,865
        Furniture and fixtures                             30,650        30,650
        Personal computer software                         17,809        17,809
                                                        ---------     ---------

                                                        1,065,639     1,006,110

        Accumulated depreciation                         (433,724)      (75,816)
                                                        ---------     ---------

        Total                                          $  631,915    $  930,294
                                                        =========     =========


     Capital lease obligations at December 31, 1995 are as follows:
       Computer equipment, payable $25,266, monthly,
        including interest, through October 1998                     $  812,999
       Furniture and fixtures, payable $761 monthly,
        including interest, through December 1996                         8,344
       Personal computer software, payable $263 monthly
        including interest, through March 1998                            6,438
                                                                      ---------

       Total                                                            827,781
       Less current portion                                            (273,352)
                                                                      ---------
       Total - long term portion                                     $  554,429
                                                                      =========

     Following is a schedule of future minimum payments required under the capital leases together with their present value as of December 31, 1995.
       1996                                                           $ 338,313
       1997                                                             329,184
       1998                                                             272,605
                                                                       --------
       Total minimum lease payments                                     940,102
       Less amount representing interest                               (112,321)
                                                                       --------
       Present value of minimum lease payments                        $ 827,781
                                                                       ========

     Operating Leases - The Company leases computer equipment and office facilities under various operating leases. Following is a schedule of future minimum lease payments required under noncancelable operating leases with remaining terms in excess of one year:




        1996                                  $  419,024
        1997                                     233,568
        1998                                     101,124
        1999                                      97,536
        Thereafter                               174,752
                                               ---------
        Total                                 $1,026,004
                                               =========


8.   INCOME TAXES

     As of December 31, 1995 and 1994, the Company has recorded net deferred tax assets of $0 and $83,746 and deferred tax liabilities of $0 and $83,746, respectively. These amounts represent the approximate tax effect of temporary differences and operating loss carryforwards that give rise to the Company's deferred tax assets and liabilities, and the change in the valuation allowance for such deferred tax assets.

     As of December 31, 1995, the principal components of the deferred tax assets are a net operating loss carryforward, and nondeductible accruals for uncollectible receivables, intangibles, vacation pay and deferred compensation. A valuation allowance of $2,445,000 and $2,368,880, as of December 31, 1995 and 1994, respectively, has been recorded for the deferred tax assets since it is not presently determinable as to whether the assets will be fully realized in future periods.

     At December 31, 1995 and 1994, the Company had net operating loss carryforwards for U.S. federal income tax purposes of $2,856,000 and $2,996,605, respectively, which expire in various years ending in the year 2010.

     For the year ended December 31, 1995, the Company will file a consolidated State of Florida income tax return. In prior years, GENSAR Technologies Inc. filed separately in the State of Florida. At December 31, 1995 and 1994, GENSAR Technologies Inc. had State of Florida net operating loss carryforwards for state income tax reporting purposes of $305,000 and $571,000, respectively, which expire in various years ending 2008. These carryforwards may only be utilized to offset future State of Florida taxable income generated by GENSAR Technologies Inc.

     At December 31, 1995 and 1994, the Company had State of Texas business loss carryforwards for state income tax reporting purposes of $125,326 and $0, respectively, which expire in the year 2000.


9.   DEFERRED COMPENSATION

     The Company has an agreement with a shareholder who is also a member of management whereby $90,000 of the executive's compensation is deferred annually. As of December 31, 1995 and 1994, $323,971 and $217,500,
     respectively, of deferred compensation and accrued interest was included as a liability on the Company's balance sheet. Interest is payable to the executive to the extent of the deferred compensation balance at February 1, 1995 at a rate of 8%.

10.  REDEEMABLE PREFERRED AND COMMON STOCKS

     The Company is authorized to issue 40,000 shares of preferred stock. As of December 31, 1995, 1994 and 1993, 4,500 shares were issued and outstanding. Each preferred share has a preference liquidation value of $1,000 per share. The preferred stock was recorded at fair value of $4,500,000 on the date of issuance with a credit of $45 to par value and the remainder to additional paid-in capital.

     Each share of preferred stock entitles its holder to preferential dividends equal to an amount of 8% per annum of the sum of the liquidation value and all accumulated but unpaid dividends. At December 31, 1995, 1994 and 1993 there were $1,289,017, $848,160 and $440,877, respectively, of undeclared and unpaid dividends. These dividends have been reflected as an increase in preferred stock with a corresponding decrease in additional paid-in capital.

     The Company may at any time redeem all or any portion of the outstanding shares of preferred stock. The redemption price would be equal to the liquidation value plus all accrued and unpaid dividends thereon.

     The holders of a majority of the Preferred Stock may request redemption at any time after July 27, 1999. If such notice is given to the Company, the Company shall be required to redeem all shares with respect to which such redemption requests have been made. Redemption price per share shall equal the liquidation value plus all accrued and unpaid dividends thereon.

     The Company had reserved 8,750 shares of common stock, at a purchase price of $10 per share, through agreements with the Company's senior management as of December 31, 1994. The reserved common stock was issued in June 1995 and there were no common shares reserved as of December 31, 1995.


11.  NOTES RECEIVABLE FROM SHAREHOLDERS

     Pursuant to the formation of the Company and certain employment agreements, certain executives obtained the rights to purchase up to 71,719 shares of common stock of GENSAR Holdings. Additional shares have also been issued to other key members of management. These shares were purchased for a combination of cash and the issuance of notes receivable. The notes provide for payment of principal and interest at 8% and are payable upon demand. The notes and the accrued interest thereon are recorded as a reduction of shareholders' equity until paid. During the year ended December 31, 1995 there were repayments of $59,000 on such notes.


12.  DEFINED CONTRIBUTION PLANS

     GENSAR Technologies has a 401(k) Plan (the "GENSAR Technologies Plan") covering all employees who meet certain eligibility requirements. Under the GENSAR Technologies Plan provisions, the Company matches 50% of employee contributions up to a maximum matching amount of 2% of the employee's compensation. Contributions for the years ended December 31, 1995, 1994 and 1993 were $49,965, $44,538 and $46,373, respectively.

     GENSAR Merchant Processing has a 401(k) Plan (the "GENSAR Merchant Processing Plan") covering all employees who meet certain eligibility requirements. Under the GENSAR Merchant Processing Plan, the Company matches 100% of employee contributions up to a maximum matching amount of 2% of the employee's compensation. Contributions for the six months ended December 31, 1995 were $8,530. Subsequent to year end, the Company merged the GENSAR Merchant Processing Plan into the GENSAR Technologies Plan.


13.  MAJOR CUSTOMERS

     Revenue generated from one customer accounted for approximately $2,612,000, $3,426,000 and $3,949,000 or 10%, 24% and 32%, respectively, of total consolidated revenue for the years ended December 31, 1995, 1994 and 1993.


14.  RELATED PARTY TRANSACTIONS

     On July 18, 1995, the Company entered into an agreement with the Principal Shareholder for certain services. Under the terms of the agreement, the Company is to pay a $50,000 monthly fee to be paid as long as the demand notes outstanding as of July 26, 1995, guaranteed by the Principal Shareholder, remain outstanding.


15.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of amounts reported in the consolidated financial statements has been determined by using available market information and appropriate valuation methodologies. The carrying value of all current assets and current liabilities approximates fair value because of their short-term nature. The fair value of long-term assets and long-term debt approximates their carrying value.

16.  BUSINESS COMBINATION

     The Company acquired certain assets and liabilities of FirstNet Corporation effective July 1, 1995. The following unaudited consolidated pro forma results give effect in all material respects to the purchase of the FirstNet assets and liabilities as if it had occurred on January 1, 1993.


                                                      1995             1994              1993
                                                 -------------    -------------    -------------
        Revenue                                  $  32,745,177    $  28,139,658     $ 23,631,215

        Income before amortization
          of intangibles and interest                2,675,756        2,339,996          234,585
                                                 -------------    -------------     -------------
        Net income (loss)                        $  (1,382,934)   $  (3,011,458)    $  (5,156,628)
                                                 =============    =============     =============


     The unaudited pro forma results do not purport to be indicative of the results of operations that would have actually been obtained if the purchase had been consummated as of the beginning of the period presented. In addition, the unaudited pro forma results do not purport to be indicative of the results of operations which may be achieved in the future.

     The unaudited pro forma results have been prepared using calculations based on assumptions and adjustments deemed reasonable by the Company.

                        PRO FORMA FINANCIAL INFORMATION

     The unaudited Pro Forma Condensed Consolidated Financial Statements of the Company set forth on the following pages include the Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1996 and the Consolidated Statement of Income for the fiscal year ended June 30, 1996.

     The Pro Forma Condensed Consolidated Balance Sheet and the Consolidated Statement of Income have been prepared by combining the historical results of the Company and GENSAR Holdings Inc, ("GENSAR") adjusted to give effect to the purchase transactions as if it had occurred July 1, 1995, excluding the effect of the after tax merger-related charge of $9.7 million. Pro forma adjustments reflecting anticipated merger benefits are not included.

     Adjustments to reflect the remaining business combinations and merchant portfolio purchases occurring during the fiscal year ended June 30, 1996, as if they had occurred on July 1, 1995, in aggregate, did not have a material impact on the pro forma results of operations and therefore have not been included.

     The unaudited Pro Forma Condensed Consolidated Financial Statements include all material adjustments necessary to present the historical results in a manner reflecting the assumptions set forth above.

     The unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the results of operations that would have actually been obtained if the purchase had been consummated as of the beginning of the period presented. In addition, the unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the results of operations which may be achieved in the future.

     The unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared using calculations based on assumptions and adjustments deemed reasonable by the Company. These assumptions and adjustments are set forth in the Notes to Pro Forma Condensed Consolidated Financial Statements.

FIRST USA PAYMENTECH, INC. AND SUBSIDIARIES
    PRO FORMA CONSOLIDATED BALANCE SHEET
              As of June 30, 1996

            (Dollars in thousands)

                                                    Consolidated     Consolidated       Pro Forma        Pro Forma
ASSETS                                               Paymentech         GENSAR         Adjustments      Consolidated
                                                    ------------     ------------      -----------      ------------
Current assets:
  Cash and cash equivalents                         $   105,804       $    3,000        $ (74,004)(a)    $   34,800
  Receivables                                            25,952           15,334                -            41,286
  Other current assets                                   18,377              496                -            18,873
                                                    ------------     ------------      -----------      ------------
    Total current assets                                150,133           18,830          (74,004)           94,959

Property and equipment, net                              30,344            1,256                -            31,600
Intangible assets, net                                   88,894           21,533          179,411 (b)       289,838
Other assets                                             20,850              403                -            21,253
                                                    ------------     ------------      -----------      ------------
                                                    $   290,221       $   42,022        $ 105,407        $  437,650
                                                    ============     ============      ===========      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Merchant deposits                                 $    18,353       $   14,065        $       -        $   32,418
  Accounts payable                                       15,912            4,479                -            20,391
  Other current liabilities                              24,202           22,605          (19,592)(c)        27,215
                                                    ------------     ------------      -----------      ------------
    Total current liabilities                            58,467           41,149          (19,592)           80,024
  Long-term debt                                              -            1,479          123,982           125,461
  Other liabilities                                         690              411                -             1,101

Stockholders' Equity                                    231,064           (1,017)           1,017 (d)       231,064
                                                    ------------     ------------      -----------      ------------
                                                    $   290,221       $   42,022        $ 105,407        $  437,650
                                                    ============     ============      ===========      ============

    FIRST USA PAYMENTECH, INC. AND SUBSIDIARIES
    PRO FORMA CONSOLIDATED INCOME STATEMENT
           For the year ended June 30, 1996

       (Dollars in thousands, except per share data)

                                                      Consolidated      Consolidated      Pro Forma        Pro Forma
                                                       Paymentech        GENSAR (e)      Adjustments      Consolidated
                                                      ------------      ------------     -----------      ------------
NET REVENUE                                           $   121,232       $    25,091      $     (609)  (f) $   145,714

OPERATING EXPENSES
Salaries and employee benefits                             38,753             9,148             -              47,901
Data processing and communications                         26,951             6,244            (609)  (f)      32,586
Other                                                      34,513             8,860           5,924   (b)      49,297
                                                      ------------      ------------     -----------      ------------
   Total operating expenses                               100,217            24,252           5,315           129,784
                                                      ------------      ------------     -----------      ------------
        INCOME FROM OPERATIONS                             21,015               839          (5,924)           15,930
                                                      ------------      ------------     -----------      ------------

NET INTEREST INCOME (EXPENSE)                               2,737            (2,439)         (4,810)  (c)      (4,512)
                                                      ------------      ------------     -----------      ------------

     INCOME BEFORE INCOME TAXES                            23,752            (1,600)        (10,734)           11,418
                                                      ------------      ------------     -----------      ------------

PROVISION FOR INCOME TAXES                                  9,500               -            (4,272)  (g)       5,228
                                                      ------------      ------------     -----------      ------------
          NET INCOME                                  $    14,252       $    (1,600)     $   (6,462)      $     6,190
                                                      ============      ============     ===========      ============

Net income per share                                  $      0.54                        $    (0.24)      $      0.23
                                                      ============                       ===========      ============

Weighted average common shares outstanding             26,429,673                                          26,429,673

                    FIRST USA PAYMENTECH, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AND STATEMENTS OF INCOME
                     As of and for the year ended June 30, 1996
                               (Dollars in thousands)


(a) To record cash paid for GENSAR.

(b) To record the resulting goodwill of $123 million and identifiable intangibles of $56 million and the corresponding amortization expense related to the Company's acquisition of GENSAR. The amortization expense was calculated as if the acquisition had occurred July 1, 1995.

(c) To record the pay-off of the GENSAR debt and record the Company's debt and related interest expense which was incurred to complete the purchase. Interest expense was calculated as if the acquisition had occurred July 1, 1995.

(d) To record the elimination of GENSAR stockholders' deficiency.

(e) A reconciliation of the pro forma statements of income to the historical financial statements of GENSAR is as follows:

       Net Loss for the fiscal year ended June 30, 1996           $(1,600)
       Less net loss for the six months ended June 30, 1996          (649)
       Add net loss for the six months ended June 30, 1995            (87)
                                                                  -------
       Net loss for the calendar year ended December 31, 1995     $(1,038)
                                                                  =======

(f) To record the elimination of revenue paid by the Company to GENSAR.

(g) To record the pro forma adjustment for income tax. This adjustment results in a consolidated effective tax rate of 45.79%, which reflects the effect of the higher level of intangible amortization.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FIRST USA PAYMENTECH, INC.



Date:  October 18, 1996             By:  /s/ DAVID W. TRUETZEL
                                         --------------------------------
                                         David W. Truetzel
                                         Chief Financial Officer

                               INDEX TO EXHIBITS


 Exhibit
 Number    Description of Exhibit
 ------    ----------------------
 23.1      Consent of Deloitte & Touche LLP.



497746.3/D

                                       5